UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 14, 2007

DEEP FIELD TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	333-120506	20-1862733
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1428 S. Brandywine Circle Fort Myers, Florida		33919
(Address of Principal Executive Offices)		(Zip Code)

(239) 437-5235
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 14, 2007, the Board of Directors of Deep Field Technologies, Inc., a New Jersey corporation (the “Company”) unanimously appointed Alan C. Refkin to serve as Chief Executive Officer of the Company, effective immediately. Mr. Refkin has served as an advisor and as a financial and management consultant for the past twelve (12) years, focusing his practice primarily in the United Stated and in China for both public and private companies. Mr. Refkin has not served as an officer or a director of any company during the past five (5) years. Mr. Refkin is also a founder of Mayflower Auto Group, LLC, the U.S. joint venture partner of Bejing Sino-US Auto Technological Services, Limited (“AutoMart”), a ninety-five percent (95%) owned subsidiary of the Company. By virtue of the merger of the Company with AutoMart consummated on February 13, 2007, Mr. Refkin indirectly beneficially owns approximately 15,490,352 shares of Class A Common Stock and 372,895 shares of Class B Common Stock of the Company.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP FIELD TECHNOLOGIES, INC.

Date: December 20, 2007	By:	/s/ Fred Griffin
	Name:	Fred Griffin
	Title:	Chief Financial Officer